UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    February 28, 2011

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 28, 2011, a First Amendment to the office lease agreement between Hallmark Financial Services, Inc., the Registrant and MS Crescent One SPV, LLC was executed. The amendment covers 27,808 square feet of office space in a building located at 777 Main Street, Fort Worth, Texas.  The amendment extends the term of the lease is for an additional period of 132 months commencing on July 1, 2011.  The average base rent is $46,873.33 per month for the term of the amendment.  Prior to execution of the lease agreement, there was no material relationship between the registrant or any of its affiliates and any other party to the agreement.

The foregoing description of the First Amendment to Office Lease is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits.

10.1	First Amendment to Office Lease between MS Crescent One SPV, LLC and Hallmark Financial Services, Inc. dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: February 28, 2011	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer